Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Epizyme, Inc. (the “Company”) for the period ended June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Grant Bogle, President and Chief Executive Officer of the Company (Principal Executive Officer and Principal Financial Officer), hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2022

/s/ Grant Bogle
Grant Bogle President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)